_____________________________________________________________


                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933


                   CREDO PETROLEUM CORPORATION
     (Exact name of registrant as specified in its charter)

             Colorado                       84-0772991

      (State of Incorporation)    (IRS Employer Identification)

      1801 Broadway, Suite 900
          Denver, Colorado                     80202
(Address of Principal Executive Offices)    (Zip Code)


       CREDO PETROLEUM CORPORATION 1997 STOCK OPTION PLAN
       (as amended and restated effective October 25, 2001)
                    (Full Title of the Plan)

       Mr. James T. Huffman               With a copy to:
 President Chief Executive Officer    Lester R. Woodward, Esq.
    CREDO Petroleum Corporation      Davis Graham & Stubbs LLP
      1801 Broadway, Suite 900      1550 17th Street, Suite 500
       Denver, Colorado 80202          Denver, Colorado 80202
             (Name and address of agent for service)

          (303) 297-2200                   (303) 892-9400
  (Telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE
_____________________________________________________________________________
                                   Proposed       Proposed
  Title of                          maximum         maximum
 securities          Amount        offering        aggregate       Amount of
    to be             to be          price          offering     registration
 registered         registered     per share         price           fee
_____________________________________________________________________________
Common Stock        280,000 (1)    $12.12 (2)    $3,394,473 (2)     $480.08
 ($.10 par value
  per share)
_____________________________________________________________________________

(1)  Represents additional shares available for issuance under the CREDO
Petroleum Corporation 1997 Stock Option Plan.  Pursuant to Rule 416 under the
Securities Act of 1933, as amended (the "Securities Act"), includes such indeterminate number of shares of common stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Pursuant to Rule 457(h) under the Securities Act, the price per share and aggregate offering price are based upon the weighted average exercise price of options to acquire 280,000 shares of Common Stock that are outstanding under the Plan as of the date hereof.

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                        EXPLANATORY NOTE

         This registration statement (the "Registration Statement") on Form S-8 of CREDO Petroleum Corporation (the "Company") is being filed pursuant to General Instruction E to Form S-8 under the Securities Act. This Registration Statement is being filed to register 280,000 additional shares of common stock, $0.10 par value (the "Common Stock"), which are of the same class as the securities of the Company for which the Registration Statement on Form S-8 (Reg. No. 333-47698) (the "Initial Registration Statement") was filed, issuable pursuant to the CREDO Petroleum Corporation 1997 Stock Option Plan (the "Plan"). The contents of the Initial Registration Statement are hereby incorporated by reference in their entirety.


Item 8.     Exhibits.

Exhibit No. Description
----------- -----------
  4.1 CREDO Petroleum Corporation 1997 Stock Option Plan, as amended and restated effective October 25, 2001 (incorporated by reference to Exhibit 10(e) to the Company's Annual Report on Form 10-KSB for the fiscal year ended October 31, 2001, filed with the Commission on January 29, 2002).

  5.1       Opinion of Davis Graham & Stubbs LLP*

 23.1       Consent of Davis Graham & Stubbs LLP (included in
            Exhibit 5.1)*

 23.2       Consent of Hein & Associates LLP*

 24.1 Power of Attorney (included on the signature pages to this Registration Statement on Form S-8)*

* Filed herewith.


                           SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 29th day of March 2004.

                              CREDO PETROLEUM CORPORATION

                              By:  /s/  James T. Huffman
                                   -----------------------
                                   James T. Huffman
                                   Chief Executive Officer


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                        POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James T. Huffman and James P. Garrett, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Date                  Signature                     Title
--------------   -----------------------------   ---------------------
March 29, 2004    /s/  James T. Huffman          Chairman of the Board,
                 -----------------------------
                 James T. Huffman                 President, Treasurer

March 29, 2004    /s/  James P. Garrett, Jr.     Vice President, Chief
                 -----------------------------
                 James P. Garrett, Jr.           Financial Officer
                                                  (Principal Financial
                                                   and Accounting Officer)

March 29, 2004    /s/  William N. Beach          Director
                 -----------------------------
                 William N. Beach

March 29, 2004    /s/  Clarence H. Brown         Director
                 -----------------------------
                 Clarence H. Brown

March 29, 2004    /s/  Oakley Hall               Director
                 -----------------------------
                 Oakley Hall

March 29, 2004    /s/  William F. Skewes         Director,
                 -----------------------------
                 William F. Skewes                General Counsel

March 29, 2004    /s/  Richard B. Stevens        Director
                 -----------------------------
                 Richard B. Stevens

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                          EXHIBIT INDEX


Exhibit No. Description
----------- -----------

  4.1 CREDO Petroleum Corporation 1997 Stock Option Plan, as amended and restated effective October 25, 2001 (incorporated by reference to Exhibit 10(e) to the Company's Annual Report on Form 10-KSB for the fiscal year ended October 31, 2001, filed with the Commission on January 29, 2002).

  5.1       Opinion of Davis Graham & Stubbs LLP*

 23.1       Consent of Hein & Associates LLP*

 23.2       Consent of Davis Graham & Stubbs LLP (included in
            Exhibit 5.1)*

 24.1 Power of Attorney (included on the signature pages to this Registration Statement on Form S-8)*

* Filed herewith.


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EXHIBIT 5.1

                             March 29, 2004


Board of Directors
CREDO Petroleum Corporation
1801 Broadway, Suite 900
Denver, Colorado  80202

     Re:  Registration Statement on Form S-8 relating to
          280,000 shares of Common Stock under the CREDO
          Petroleum Corporation 1997 Stock Option Plan

Gentlemen:

         We have acted as counsel to CREDO Petroleum Corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of 280,000 shares of the Company's common stock, $.10 par value per share, reserved for issuance under the Company's 1997 Stock Option Plan (the
"Plan").

         This opinion is delivered pursuant to the requirements of
Item 601(b)(5) of Regulation S-B under the Act.

         In rendering the following opinion, we have examined and relied only upon the documents specifically described below. In our examination, we have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies. Our examination was limited to the following documents and no others:

     1. Articles of Incorporation of the Company, as amended to date;
     2.  Bylaws of the Company, as amended to date;
     3. Resolutions adopted by the Board of Directors of the Company authorizing the adoption of the Plan; and
     4. The Registration Statement, exhibits filed in connection therewith and documents incorporated by reference therein.

         We have not undertaken, nor do we intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records.

         Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the Colorado Business Corporation Act. We assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that may change the opinion expressed herein after the date hereof.

         Based upon and subject to the foregoing, we are of the opinion that the Shares are duly and validly authorized and when issued and sold as contemplated by the Plan and the Registration Statement, will be legally and validly issued, fully paid and non-assessable shares of capital stock of the Company.

         We hereby consent to the filing of this opinion as an Exhibit to the aforesaid Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules of the Securities and Exchange Commission.

                             Very truly yours,



                             DAVIS GRAHAM & STUBBS LLP



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EXHIBIT 23.1

                  INDEPENDENT AUDITOR'S CONSENT


         We consent to the incorporation by reference of our report dated December 22, 2003, accompanying the consolidated financial statements of CREDO Petroleum Corporation, which are also incorporated by reference in the Form S-8 Registration Statement of CREDO
Petroleum Corporation and to the use of our name as appearing under the heading "Exhibits" in the Registration Statement.

Hein & Associates LLP



Denver, Colorado
March 25, 2004